UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

NRX Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

NRX Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19801
June 16, 2022
Dear Stockholder,
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of NRX Pharmaceuticals, Inc. to be held on July 18, 2022, at 11:00 a.m., local time, in virtual format at:
https://www.cstproxy.com/nrxpharma/2022
The attached notice of annual meeting describes the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.
At the annual meeting, we will ask stockholders (1) to ratify the selection of KPMG LLP as the Company’s independent auditors for fiscal 2022, (2) to elect Mr. Chaim Hurvitz to a new term as a Class I member of the Company’s Board of Directors and (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. The foregoing items will be more fully described in a proxy statement, which will be sent to you shortly. Our Board of Directors recommends the approval of Proposal (1) and Proposal (2).
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. Therefore, when you have finished reading the proxy statement, which will be sent to you shortly, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your ongoing support. We look forward to seeing you at our annual meeting.
Sincerely,
Alessandra Daigneault
Corporate Secretary

NRX Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19801
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
The annual meeting of stockholders of NRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on July 18, 2022, at 11:00 a.m., local time, in virtual format at
https://www.cstproxy.com/nrxpharma/2022
for the following purposes:
1.
to ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent auditors for fiscal 2022;

2.
to elect Mr. Chaim Hurvitz to a new term as a Class I member of the Company’s Board of Directors (the “Board”) and

3.
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items will be more fully described in a proxy statement, which will be sent to you shortly. As of the date of this notice, the Company does not know of any other matters to be raised at the annual meeting other than those set forth above.
Due to continuing public health and travel safety concerns relating to the COVID-19 pandemic, and to support the health and safety of our stockholders, employees and stakeholders, our annual meeting will be conducted in a virtual-only format. The Board also believes that a virtual meeting will enable increased stockholder accessibility, while allowing for meeting efficiency and reduced costs. You will be able to attend our annual meeting online, vote your shares, and submit your questions during the meeting by visiting https://www.cstproxy.com/nrxpharma/2022. Details regarding how to attend the meeting online are more fully described on the following page.
Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 20, 2022, the record date fixed by our Board for such purpose. A list of stockholders of record will be available at the meeting and, during the ten days prior to the meeting, at the office of the Secretary at the above address.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

Thank you for your continued support of NRX Pharmaceuticals, Inc. We look forward to seeing you at the annual meeting.
By Order of the Board of Directors,
/s/ Sherry Glied

Sherry Glied
Director
Wilmington, Delaware
June 14, 2022

NRx Pharmaceuticals, Inc.
2022 Annual Meeting of Shareholders
Access Information
Weblink: https://www.cstproxy.com/nrxpharma/2022
Telephone access (listen-only):
Within the U.S. and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)
Conference ID:
9564254#